UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010 (October 6, 2010)

WINNER MEDICAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34484	33-0215298
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 755 2813-8888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

2006 Equity Incentive Plan

The Board of Directors (the “Board”) of Winner Medical Group Inc. (the “Company”) adopted an equity incentive plan that was approved by the Company’s stockholders in April 2006.  That equity incentive plan was later amended by the Board on October 7, 2007 (as amended, the “2006 Plan”). The 2006 Plan provides for the grant to employees, directors, consultants and advisors of stock options, stock appreciation rights and stock awards (including restricted stock, performance grants, stock bonuses and other similar types of awards, including other awards under which recipients are not required to pay any purchase or exercise price, such as phantom stock rights). All equity awards granted under the Plan will be granted with respect to shares of our common stock.

The 2006 Plan is attached as Exhibit 10.16 and is incorporated herein by reference.

Adoption of 2011-13 Restricted Stock Unit Incentive Plan

On October 6, 2010, the Board approved the 2011-13 Restricted Stock Unit Incentive Plan (the “2011-13 Plan”), an incentive compensation program for fiscal years 2011, 2012 and 2013 that is a sub-plan of our 2006 Plan.

Eligible participants under the 2011-13 Plan are senior management and key employees of the Company’s wholly-owned subsidiary, Shenzhen PurCotton Technology Co., Ltd. (“Shenzhen PurCotton”).  All awards to participants in the 2011-13 Plan will be restricted stock unit awards, where a participant will be eligible to receive one share of our common stock for each restricted stock unit that vests upon the achievement of corporate and individual objectives and such participant’s continued employment as of the applicable vesting date.

The material terms of the 2011-13 Plan include the following:

•
The maximum number of restricted stock units that will be available for issuance under the 2011-13 Plan is 500,000 units.  On the date of approval of the 2011-13 Plan, the Board granted 300,000 units to certain participants in the plan.  The remaining 200,000 units are reserved for grants to new key employees or to existing employees of the Company who have made significant contributions.  The shares of the Company’s common stock issuable upon vesting of the restricted stock units will be issued from our 2006 Plan.

•	No award to a participant under the 2011-13 Plan may exceed 1% of the Company’s outstanding capital stock as of the date of grant.

•	The 2011-13 Plan expires the earlier of four years of the date of approval or the effective date of termination of the 2006 Plan.

•
The Board has established target corporate net income and annual sales objectives for Shenzhen PurCotton for the fiscal years 2011, 2012 and 2013.  In addition, each participant will be given a personal performance target as set by the Company’s Chief Executive Officer.

•
On each of October 6, 2012, October 6, 2013 and October 6, 2014, a participant will be eligible to vest up to 1/3 of the total number of restricted stock units underlying an award.  The percentage of such vesting is individually predetermined and tied to satisfaction of the target corporate net income and annual sales objectives, as well as attainment of each participant’s personal performance targets.  The Board or the Compensation Committee of the Board will certify the satisfaction of each target.

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The 2011-13 Plan is attached as Exhibit 10.18 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description

10.16	Registrant’s 2006 Equity Incentive Plan (as amended October 7, 2007)

10.18	Registrant’s 2011-13 Restricted Stock Unit Incentive Plan (as adopted October 6, 2010)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: October 12, 2010	By:	/s/ Jianquan Li
Jianquan Li
President and Chief Executive Officer

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